10f-3 Transactions Summary*

* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditions of Rule 10f-3 of the Investment Company Act of 1940.

Fund

Masters Fund

Security

Kinetic Concepts Inc

Advisor

EAMC
Transaction
-----------
 Date
-----
2/23/2004
Cost
----
$550,000
Offering Purchase

0.01%

Broker

Merrill Lynch, Pierce, Fenner & Smith Inc.
Underwriting
------------
Syndicate
---------
Members
-------
Merrill Lynch, Pierce, Fenner & Smith Inc.
J.P. Morgan Securities Inc.
Credit Suisse First Boston LLC
Goldman, Sachs & Co.
Wachovia Securities, Inc.

Fund

Aggressive Growth

Security

Kinetic Concepts Inc*
Advisor

EIMCO

Transaction

 Date

2/23/2004

Cost

$6,000

Offering Purchase

0.001%

Broker

Credit Suisse First Boston LLC
Underwriting
Syndicate
Members

Goldman, Sachs & Co.
Fund
----
Aggressive Growth
Security
--------
Kinetic Concepts Inc
Advisor
-------
EIMCO

Transaction

 Date

2/23/2004

Cost

$6,000

Offering Purchase
-----------------
0.001%
Broker
------
Cowen & Co
Underwriting
------------
Syndicate
---------
Members
-------
Wachovia Securities, Inc.
Fund
----
Aggressive Growth
Security
--------
Aggressive Growth
Advisor
-------
EIMCO
Transaction
-----------
 Date
-----
2/23/2004
Cost
----
$417,000
Offering Purchase

0.077%

Broker

Merrill Lynch, Pierce, Fenner & Smith Inc.
Underwriting
Syndicate
Members